Exhibit (g)(2)(b)

AMENDMENT TO THE UNIFIED SERIES TRUST

AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT to the Amended and Restated Custody Agreement, is made and entered into as of the last date in the signature block (the “Effective Date”), by and between UNIFIED SERIES TRUST, an Ohio business trust (the “Trust”) and U.S. BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties entered into an Amended and Restated Custody Agreement, dated as of August 27, 2025 (the “Agreement”); and

WHEREAS, the parties desire to amend the series of the Trust listed on Exhibit A of the Agreement to add the following funds;

●	LCAM Strategic Income Fund

●	LCAM Total Return Fund

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties, and authorized or approved by the Board of Trustees.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety by the Exhibit A attached hereto.

2.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

UNIFIED SERIES TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Martin R. Dean	By:	/s/ Greg Farley
Name:	Martin R. Dean	Name:	Greg Farley
Title:	President	Title:	Senior Vice President
Date:	October 7, 2025	Date:	10/14/2025

EXHIBIT A

Custody Agreement

Separate Series of Unified Series Trust

Name of Series	Applicable Fee Exhibit
Appleseed Fund	Exhibit B
Absolute Capital Opportunities Fund	Exhibit B
Absolute Convertible Arbitrage Fund	Exhibit B
Absolute Flexible Fund	Exhibit B
Absolute CEF Opportunities	Exhibit B
Efficient Enhanced Multi-Asset Fund	Exhibit B
Q India Equity Fund	Exhibit B-1
FI Institutional Group ESG Fixed Income Fund for Retirement Plans	Exhibit B
FI Institutional Group ESG Stock Fund for Retirement Plans	Exhibit B
FI Institutional Group Fixed Income Fund for Retirement Plans	Exhibit B
FI Institutional Group Stock Plan for Retirement Plans	Exhibit B
Standpoint Multi-Asset Fund	Exhibit B
Tactical Multi-Purpose Fund	Exhibit B
LCAM Strategic Income Fund	Exhibit B
LCAM Total Return Fund	Exhibit B